Exhibit 10.1

Amendment to Employment Agreement

     This Amendment to Employment Agreement (this “Amendment”) is made and entered into as of July 12, 2010, by and between Identive Group, Inc., a Delaware corporation formerly known as SCM Microsystems, Inc. (the “Parent”), and Mr. Larry Midland (the “Employee”).

     WHEREAS, the Parent, Hirsch Electronics Corporation, a California corporation, and the Employee entered into an Employment Agreement, dated as of December 10, 2008 (the “Agreement”); and

     WHEREAS, the Parent and the Employee desire to amend the Agreement to change certain provisions in Section 3 of the Agreement.

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.	The Agreement is hereby amended as follows:

(a) Section 3(a) of the Agreement is amended by deleting “$250,000

(two hundred and fifty thousand dollars)” and replacing it with “$210,000 (two hundred ten thousand dollars)”. The parties agree that the new Base Salary shall be effective as of July 1, 2010.

     (b) Section 3(b) of the Agreement is amended by adding the following to the end of Section 3(b): “For fiscal year 2010, the parties agree that the Employee shall be eligible for an annual bonus under the Parent’s 2010 Bonus and Incentive Plan as a participant in the Core Management Group.”

     2. Capitalized terms used in this Amendment and not otherwise defined shall have the respective meanings ascribed to such terms in the Agreement. Except as otherwise expressly amended by this Amendment, the Agreement shall remain in full force and effect and is hereby in all respects ratified and confirmed, and as so amended by this Amendment, the Agreement shall be read, taken and construed as one instrument.

     3. This Amendment shall be governed by and construed in accordance with the laws and public policy (other than conflict of laws principles) of the State of California applicable to contracts executed and to be wholly performed within such state.

     4. This Amendment may be executed in any number of counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party. This Agreement may be executed by facsimile signature and a facsimile signature shall constitute an original for all purposes.

     IN WITNESS WHEREOF, the parties have duly executed this Amendment to Employment Agreement, or caused this Amendment to be duly executed, as of the day and year first above written.

IDENTIVE GROUP, INC.

By: /s/ Ayman S. Ashour

Name: Ayman S. Ashour Title: Chief Executive Officer

EMPLOYEE

/s/ Larry W. Midland

Larry Midland